EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of FOCUS Enhancements, Inc. on Form S-3 of our report, dated April 9, 1999 on the consolidated financial statements of FOCUS Enhancements, Inc., appearing in the Annual Report on Form 10-KSB/A of FOCUS Enhancements, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ WOLF & COMPANY, P.C.
WOLF & COMPANY, P.C.
Boston, Massachusetts
January 13, 2000